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                                                                  EXHIBIT 99.2


P R O X Y

                             CROSSCOMM CORPORATION
                           450 DONALD LYNCH BOULEVARD
                        MARLBOROUGH, MASSACHUSETTS 01752
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Tadeusz Witkowicz, Douglas G. Bryant and Philip P. Rossetti, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon all shares of stock of CrossComm Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Radisson Marlborough Hotel, 75 Felton Street, Marlborough, Massachusetts on May ___, 1997 at 10:00 A.M., local time, and at any adjournment thereof.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR all the nominees set forth in Proposal 3 and FOR Proposal 1, Proposal 2 and Proposal 4. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                                                                -----------
                                                                SEE REVERSE
                                                                    SIDE.
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[X]  Please mark your
     votes as in this
     example.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW.

1. Approval of the Merger Agreement, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

                FOR                  AGAINST                ABSTAIN
                [ ]                    [ ]                    [ ]

2. To grant to the Board of Directors of CrossComm discretionary authority to adjourn the CrossComm Meeting in order to solicit additional votes for approval of the Merger.

                FOR                  AGAINST                ABSTAIN
                [ ]                    [ ]                    [ ]

3.  Election of Directors (for all nominees except as marked below):

    Nominees: Tadeusz Witkowicz, Nancy Casey, Alexander M. Levine and Michael C. Ruettgers

                 FOR                       WITHHELD
                 ALL       [ ]             FROM ALL   [ ]
              NOMINEES                     NOMINEES


    [ ] ______________________________________________________________________
    (Instruction: To vote against any individual nominee, write that nominee's name in the space provided above.)

4. Ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 1997.

                FOR                  AGAINST                ABSTAIN
                [ ]                    [ ]                    [ ]

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]


PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID RETURN ENVELOPE.
Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature____________________________________________ Date ___________________

Signature____________________________________________ Date ___________________